UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 4, 2025

BITMINE IMMERSION TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-42675 (Commission File Number)	84-3986354 (IRS Employer Identification No.)

10845 Griffith Peak Dr. #2

Las Vegas, NV 89135

(Address of principal executive office) (Zip Code)

(404) 816-8240

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	BMNR	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement and Representative’s Warrants with ThinkEquity LLC

On June 4, 2025, Bitmine Immersion Technologies, Inc., a Delaware corporation (the “Company”), entered into an Underwriting Agreement (the “Underwriting Agreement”) with ThinkEquity LLC (“Underwriter”), relating to the Company’s firm commitment underwritten public offering (the “Offering”) of common stock, par value $0.0001 per share (the “Common Stock”). Pursuant to the Underwriting Agreement, the Company agreed to sell 2,250,000 shares (“Shares”) of Common Stock to the underwriters at a discount to the public offering price of $7.40 per share (92.5% of the public offering price of $8.00 per share), and granted the Underwriter a 45-day over-allotment option to purchase up to 337,500 additional shares of Common Stock, equivalent to 15% of the shares of Common Stock sold in the Offering (the “Option”), pursuant to the Company’s registration statement on Form S-1, as amended (File No. 333-284361) (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”) which was declared effective on June 4, 2025.

The closing of the Offering occurred on June 6, 2025. The net proceeds to the Company from the sale of the Shares, after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company, were $16,150,000. The Company intends to use the net proceeds from the Offering in the short-term to purchase bitcoin.

Upon closing of the Offering, the Company issued the Underwriter warrants (the “Representative’s Warrants”) to purchase up to 129,375 shares of Common Stock, representing 5% of the aggregate number of Shares sold in the Offering. The Representative’s Warrants are exercisable at a per share exercise price of $10.00, which represents 125% of the public offering price of $8.00. The Representative’s Warrants are exercisable, in whole or in part, during the four and one-half year period commencing 180 days from the commencement of sales of the Shares in the Offering.

The Underwriting Agreement contains customary representations, warranties, and covenants made by the Company. It also provides for customary indemnification by each of the Company and the Underwriter for losses or damages arising out of or in connection with the Offering, including for liabilities under the Securities Act. In addition, pursuant to the terms of the Underwriting Agreement, each of the Company’s directors, executive officers, and holders of 5% or more of the shares of Common Stock have entered into “lock-up” agreements with the Underwriter that generally prohibit, without the prior written consent of the Underwriter, the sale, transfer, or other disposition of securities of the Company for a period of 180 days (with respect to the Company’s directors and executive officers) and 90 days (with respect to the holders of 5% or more of the issued and outstanding shares of Common Stock who are not directors and executive officers) from June 4, 2025.

Further, pursuant to the terms of the Underwriting Agreement, the Company has agreed for a period of 90 days from June 4, 2025 not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (ii) file or caused to be filed any registration statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the offering of any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit with a traditional bank or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of capital stock of the Company, whether any such transaction described in (i), (ii), (iii) or (iv) above is to be settled by delivery of shares of capital stock of the Company or such other securities, in cash or otherwise. In addition, for a period of 24 months after June 4, 2025, the Company will not directly or indirectly enter into an agreement to engage in any “at-the-market,” continuous equity or variable rate transaction without the prior written consent of the Underwriter.

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For a period of 24 months following June 6, 2025, the Underwriter will have an irrevocable right of first refusal to act as sole and exclusive investment banker, sole and exclusive book-runner and/or sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the Underwriter’s sole and exclusive discretion, for each and every future public and private equity and debt offerings for the Company, or any successor to or any subsidiary of the Company, including all equity linked financings, on terms customary to the Underwriter.

The foregoing descriptions of the Underwriting Agreement and the Representative’s Warrants do not purport to be complete and are qualified in their entirety by reference to the copy of the Underwriting Agreement and the form of Representative’s Warrant, which are filed herewith as Exhibits 1.1 and 4.1, respectively.

The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, solely for the benefit of the parties to the Underwriting Agreement and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Underwriting Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Underwriting Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company’s periodic reports and other filings with the Commission.

Letter Agreement with Jonathan Bates and Innovative Digital Investors Emerging Technology, LP (“IDI”)

Upon consummation of the Offering, the transactions contemplated by the Letter Agreement dated January 17, 2025 (the “LA”), became effective.

For context, the Company entered into the LA with Jonathan Bates, its Chief Executive Officer and Chairman, and IDI, a limited partnership controlled by Jonathan Bates and Raymond Mow, its Chief Financial Officer and Director. Under the terms of the LA, Jonathan Bates and IDI agreed to, upon the consummation of the Offering, convert their shares of Series A Convertible Preferred Stock into shares of common stock at the conversion price of $0.20 per share adjusted for the effects of the Company’s 1-for-20 reverse stock split (the “Reverse Stock Split”). IDI further agreed to, upon the consummation of the Offering, convert its shares of Series B Convertible Preferred Stock into shares of common stock at the conversion price of $0.20 per share adjusted for the effects of the Reverse Stock Split. On June 6, 2025, the Series A Convertible Preferred Stock held by Jonathan Bates and IDI were converted into 375,000 and 759,915 shares of Common Stock, respectively. On June 6, 2025, the Series B Convertible Preferred Stock held by IDI were also converted into 625,000 shares of Common Stock.

The LA also addresses the debt due to IDI under a Line of Credit Agreement with the Company (the “LOC Agreement”) as follows:

(i)      IDI agreed to convert $1,000,000 of the amount due to IDI into a new loan of $1,000,000 evidenced by a Promissory Note issued to IDI dated January 28, 2025 (the “LA Note”). The LA Note provides for interest at 12.5% per annum, monthly payments of accrued interest only, and a ballon payment of all principal and interest due on December 1, 2026. Upon the occurrence of an event of default under the LA Note, IDI may declare the principal amount then outstanding and the accrued interest to be forthwith due and payable. The LA Note is unsecured and not convertible into common stock;

(ii)    IDI agreed to exchange $600,000 of the amount owed to IDI for $597,584.25 of the amount due to the Company from ROC Digital Mining I, LLC. This exchange of debt is evidenced by an Assignment of Interest in Loan dated January 28, 2025, between the Company and IDI (the “Assignment”). IDI further acknowledged the forgiveness of $2,415.75, representing the difference between $600,000 and the exchanged amount; and

(iii)   Any amount remaining due to IDI under the LOC Agreement following the transactions described in (i) and (ii) above will be exchanged for shares of Common Stock at the public offering price in the Offering. The outstanding amount under the LOC Agreement as of June 6, 2025, after subtracting $1,600,000 (covered by the LA Note and the Assignment), is $796,190 which will be converted into 99,523 shares of Common Stock at the public offering price of $8.00.

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The effectiveness of the LA Note and the Assignment are subject to the consummation of the transactions provided in the LA, including the conversion of the Series A and Series B Convertible Preferred Stock.

The foregoing summaries of the terms and conditions of the LA, the LA Note, and the Assignment do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are attached as exhibits hereto and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligations or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the LA Note contained under Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 7.01. Regulation FD Disclosure.

Press Release on Bitcoin Purchase

On June 9, 2025, the Company issued a press release announcing that it purchased bitcoin using some of the net proceeds of the Offering.

Corporate Presentation

The Company has prepared a corporate presentation that management intends to use at a non-deal roadshow with the Underwriter beginning on June 10, 2025. The presentation is being posted on the Company’s website https://bitminetech.io/ on or about June 11, 2025 and can be found on the Investor Relations page with the title: “June 10, 2025 Corporate Presentation.”

The information under this Item 7.01, including Exhibits 99.3 and 99.4, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01. Other Events.

On June 4, 2025, the Company issued a press release announcing the pricing of the Offering and uplisting to the NYSE American LLC stock exchange.

On June 6, 2025, the Company issued a press release announcing the closing of the Offering.

Copies of these press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

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Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits.

Item No.	Description

1.1	Underwriting Agreement dated June 4, 2025, between Bitmine Immersion Technologies, Inc. and ThinkEquity LLC

4.1	Form of Representative’s Warrants

10.1	Letter Agreement dated January 17, 2025, among Bitmine Immersion Technologies, Inc. and Innovative Digital Investors Emerging Technology, LP, and Jonathan Bates (incorporated by reference to Exhibit 10.16 to the Registration Statement on Form S-1 (File No. 333-284361) of the Company, filed on January 21, 2025)

10.2	Promissory Note dated January 28, 2025, between Bitmine Immersion Technologies, Inc. and Innovative Digital Investors Emerging Technology, LP

10.3	Assignment of Interest in Loan dated January 28, 2025, between Bitmine Immersion Technologies, Inc. and Innovative Digital Investors Emerging Technology, LP

99.1	Press release dated June 4, 2025

99.2	Press release dated June 6, 2025

99.3	Press release dated June 9, 2025

99.4	Corporate Presentation, dated June 10, 2025

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Bitmine Immersion Technologies, Inc.

Dated: June 10, 2025	By:	/s/ Jonathan Bates
	Name:	Jonathan Bates
	Title:	Chief Executive Officer

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